Exhibit 99.1

Global Payments Reports Second Quarter 2022 Results

August 1, 2022

Reaffirms Constant Currency Outlook (Excluding Dispositions)
Enters Agreement to Purchase EVO Payments
Silver Lake Commits Strategic Investment
Executes Agreement to Sell Netspend Consumer Assets

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the second quarter ended June 30, 2022.

"Our second quarter performance was the best in our history and exceeded our expectations despite incremental challenges throughout the period,” said Jeff Sloan, Chief Executive Officer. "Our Merchant and Issuer businesses both exceeded our targets, with our Issuer business delivering significant sequential improvement as expected. And we achieved this performance while further aligning our business with our strategy, expanding our unique partnerships, extending our lead and deepening our competitive moat.”

"We made substantial progress on our strategy during the quarter. First, we are delighted to announce we have entered into a definitive agreement to acquire EVO Payments for $4.0 billion, significantly increasing our target addressable markets, enhancing our leadership in integrated payments worldwide, expanding our presence in new and further scaling in existing faster growth geographies, and augmenting our business-to-business (or B2B) software and payment solutions.”

“Second, we are thrilled to announce that Silver Lake, the global leader in technology investing, has committed a $1.5 billion long-term strategic investment in Global Payments in the form of convertible senior notes. Silver Lake has an outstanding track record of successful investments in technology-driven companies, and we are humbled by their confidence in us as a winner in the digital payments space. This new partnership serves as further proof of the distinctiveness of our model, provides more

Exhibit 99.1
evidence of the success of our disruptive role in the payments ecosystem, and positions us as a leading driver and beneficiary of innovation in payments for many years to come.”

“Third, we made significant progress in refining our portfolio to focus on our core corporate clients this quarter by entering into a definitive agreement to sell Netspend’s consumer assets to Searchlight Capital and Rev Worldwide for $1.0 billion. Consistent with our strategy, we will retain Netspend’s B2B assets, which will be included in our Issuer Solutions business beginning with the third quarter of 2022.”

Sloan concluded, “The completion of these important transactions will provide us with enhanced confidence in the raised growth and margin targets over the cycle that we articulated at our investor conference last September. Upon closing, Merchant Solutions will represent approximately 75% of our adjusted net revenue with Issuer Solutions, including B2B, comprising roughly 25%.”

Second Quarter 2022 Summary
•GAAP revenues were $2.28 billion, compared to $2.14 billion in the second quarter of 2021; diluted (loss) earnings per share were $(2.42) compared to $0.89 in the prior year; and operating margin was (23.0)% compared to 17.0% in the prior year.
•Adjusted net revenues increased 6.1% to $2.06 billion, compared to $1.94 billion in the second quarter of 2021; excluding the Netspend consumer assets, now classified as held for sale, adjusted net revenue increased 9.0%.
•Adjusted earnings per share increased 15.7% to $2.36, compared to $2.04 in the second quarter of 2021.
•Adjusted operating margin expanded 200 basis points to 43.8%; excluding the Netspend consumer assets, adjusted operating margin was 45.3%.

2022 Outlook
“We are pleased with our strong financial performance in the second quarter, which exceeded our expectations despite ongoing macro concerns, the exit of our Russian business and incremental headwinds from adverse foreign currency exchange rates,” said Josh Whipple, Senior Executive Vice President and Chief Financial Officer. “On a constant currency basis, we achieved high-single-digit adjusted net revenue growth, expanded adjusted operating margins meaningfully and delivered high-teens adjusted earnings per share growth driven by consistent execution of our technology-enabled strategy.”

“For 2022, we expect constant currency adjusted net revenue before dispositions in a range of $8.48 billion to $8.55 billion, reflecting growth of 10% to 11% over 2021 and consistent with our prior outlook. Further, adjusted earnings per share on a constant currency basis are expected to be in a range of

Exhibit 99.1
$9.53 to $9.75, reflecting growth of 17% to 20% over 2021 and consistent with our prior outlook. Also, we are raising our expectation for adjusted operating margin expansion to up to 150 basis points, an increase from the prior outlook of up to 125 basis points.”

“Our 2022 outlook presumes continuing recovery from the pandemic worldwide and a stable global macroeconomic environment throughout the remainder of this calendar year.”

Whipple concluded, “We expect the acquisition of EVO Payments and the disposition of Netspend’s consumer business to close in the first quarter of 2023, subject to receipt of regulatory approvals and satisfaction of customary closing conditions.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable September 30, 2022 to shareholders of record as of September 16, 2022, and authorized an increase of the company's share repurchase program to a total available authorization of $1.5 billion.

Conference Call
Global Payments’ management will host a live audio webcast today, August 1, 2022, at 8:00 a.m. EDT to discuss financial results and business highlights.The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpaymentsinc.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, income (loss), operating income (loss), operating margin and earnings (loss) per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Global Payments also has provided supplemental non-GAAP information to reflect the planned divestiture of the consumer portion of our Business and Consumer Solutions segment and the realignment of the retained business-to-business portion of the Business and Consumer Solutions segment to the Issuer Solutions segment that we anticipate will take place during the third quarter of 2022. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Exhibit 99.1

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 25,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 170 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2022; the effects of the COVID-19 pandemic and other global events and economic conditions on our business; statements about the strategic rationale and benefits of the proposed acquisition of EVO Payments, Inc. (“EVO”), including future financial and operating results, the combined company’s plans, objectives, expectation and intentions and the expected timing of completion of the proposed transaction; planned divestitures or strategic initiatives; our success and timing in developing and introducing new services; and future financial and operating results. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Exhibit 99.1

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions, including the effects and duration of, and actions taken in response to, the COVID-19 pandemic and the evolving situation involving Ukraine and Russia; foreign currency exchange, inflation and rising interest rates; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; our ability to complete the proposed transaction with EVO on the proposed terms or on the proposed timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and stockholder approvals and the satisfaction of other closing conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive merger agreement relating to the transaction with EVO; our ability to obtain the expected financing to the consummate the proposed transaction with EVO; effects relating to the announcement of the proposed transaction with EVO, including on the market price of our common stock and our relationships with customers, employees and suppliers; the risk of potential stockholder litigation associated with the proposed transaction with EVO; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, such as acts of terrorism, and other factors included in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and in other documents that we file with the SEC, which are available at https://www.sec.gov.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Exhibit 99.1

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change

Revenues	$2,280,906	$2,137,437	6.7%	$4,437,160	$4,127,444	7.5%

Operating expenses:
Cost of service	962,299	936,310	2.8%	1,919,457	1,861,556	3.1%
Selling, general and administrative	863,179	838,569	2.9%	1,686,328	1,628,071	3.6%
Impairment of goodwill	833,075	—		833,075	—
Loss on business dispositions	152,211	—		152,211	—
	2,810,764	1,774,879		4,591,071	3,489,627

Operating (loss) income	(529,858)	362,558	(246.1)%	(153,911)	637,817	(124.1)%

Interest and other income	2,956	5,455	(45.8)%	4,667	9,689	(51.8)%
Interest and other expense	(99,188)	(80,556)	23.1%	(192,471)	(163,697)	17.6%
	(96,232)	(75,101)		(187,804)	(154,008)

(Loss) income before income taxes and equity in income of equity method investments	(626,090)	287,457	(317.8)%	(341,715)	483,809	(170.6)%
Income tax expense	52,776	60,808	(13.2)%	104,994	81,483	28.9%
(Loss) income before equity in income of equity method investments	(678,866)	226,649	(399.5)%	(446,709)	402,326	(211.0)%
Equity in income of equity method investments, net of tax	13,815	40,164	(65.6)%	31,294	62,897	(50.2)%
Net (loss) income	(665,051)	266,813	(349.3)%	(415,415)	465,223	(189.3)%
Net income attributable to noncontrolling interests, net of tax	(7,948)	(3,223)	146.6%	(12,851)	(4,952)	159.5%
Net (loss) income attributable to Global Payments	$(672,999)	$263,590	(355.3)%	$(428,266)	$460,271	(193.0)%

(Loss) earnings per share attributable to Global Payments:
Basic (loss) earnings per share	$(2.42)	$0.89	(371.9)%	$(1.53)	$1.56	(198.1)%
Diluted (loss) earnings per share	$(2.42)	$0.89	(371.9)%	$(1.53)	$1.55	(198.7)%

Weighted-average number of shares outstanding:
Basic	278,181	294,914		280,130	295,665
Diluted	278,181	296,139		280,130	296,901

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	% Change	2022	2021	% Change

Adjusted net revenue	$2,058,450	$1,940,537	6.1%	$4,011,105	$3,752,755	6.9%

Adjusted operating income	902,352	810,187	11.4%	1,704,823	1,545,303	10.3%

Adjusted net income attributable to Global Payments	657,776	603,004	9.1%	1,242,616	1,144,368	8.6%

Adjusted diluted earnings per share attributable to Global Payments	$2.36	$2.04	15.7%	$4.43	$3.85	15.1%

Supplemental Non-GAAP ⁽¹⁾

Adjusted net revenue⁽¹⁾	$1,907,371	$1,749,226	9.0%	$3,701,901	$3,354,128	10.4%

Adjusted operating income⁽¹⁾	$864,926	$758,861	14.0%	$1,629,295	$1,422,811	14.5%

----------------------------------------------------------------------------------

(1)The supplemental non-GAAP information reflects the planned divestiture of the consumer portion of our Business and Consumer Solutions segment.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	June 30, 2022		June 30, 2021		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,581,716	$1,433,933	$1,426,755	$1,288,709	10.9%	11.3%
Issuer Solutions	534,471	459,073	505,932	446,407	5.6%	2.8%
Business and Consumer Solutions	187,632	187,632	227,355	227,356	(17.5)%	(17.5)%
Intersegment Elimination	(22,913)	(22,188)	(22,605)	(21,934)	(1.4)%	(1.2)%
	$2,280,906	$2,058,450	$2,137,437	1,940,537	6.7%	6.1%

Operating income (loss):
Merchant Solutions	$535,359	$719,779	$437,293	$624,656	22.4%	15.2%
Issuer Solutions	67,715	199,803	74,806	195,952	(9.5)%	2.0%
Business and Consumer Solutions	31,726	49,089	42,283	61,223	(25.0)%	(19.8)%
Corporate	(179,372)	(66,319)	(191,824)	(71,644)	6.5%	7.4%
Impairment of goodwill	(833,075)	—	—	—	nm	nm
Loss on business dispositions	(152,211)	—	—	—	nm	nm
	$(529,858)	$902,352	$362,558	$810,187	(246.1)%	11.4%

	Six Months Ended
	June 30, 2022		June 30, 2021		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$3,054,735	$2,771,125	$2,694,627	$2,438,529	13.4%	13.6%
Issuer Solutions	1,045,972	901,617	1,006,183	885,786	4.0%	1.8%
Business and Consumer Solutions	383,404	383,404	470,941	470,941	(18.6)%	(18.6)%
Intersegment Elimination	(46,951)	(45,041)	(44,307)	(42,502)	(6.0)%	(6.0)%
	$4,437,160	$4,011,105	$4,127,444	$3,752,755	7.5%	6.9%

Operating income (loss):
Merchant Solutions	$979,889	$1,351,896	$777,283	$1,156,798	26.1%	16.9%
Issuer Solutions	125,816	388,535	143,262	385,740	(12.2)%	0.7%
Business and Consumer Solutions	65,385	100,211	104,205	142,086	(37.3)%	(29.5)%
Corporate	(339,715)	(135,819)	(386,933)	(139,320)	12.2%	2.5%
Impairment of goodwill	(833,075)	—	—	—	nm	nm
Loss on business dispositions	(152,211)	—	—	—	nm	nm
	$(153,911)	$1,704,823	$637,817	$1,545,303	(124.1)%	10.3%

----------------------------------------------------------------------------------

See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	June 30, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$1,933,309	$1,979,308
Accounts receivable, net	989,172	946,247
Settlement processing assets	1,544,124	1,143,539
Current assets held for sale	65,998	4,779
Prepaid expenses and other current assets	684,393	637,112
Total current assets	5,216,996	4,710,985
Goodwill	23,496,495	24,813,274
Other intangible assets, net	10,272,685	11,633,709
Property and equipment, net	1,689,292	1,687,586
Deferred income taxes	30,564	12,117
Noncurrent assets held for sale	1,087,411	—
Other noncurrent assets	2,382,381	2,422,042
Total assets	$44,175,824	$45,279,713

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$469,540	$484,202
Current portion of long-term debt	1,279,743	78,505
Accounts payable and accrued liabilities	2,338,867	2,542,256
Settlement processing obligations	1,799,689	1,358,051
Current liabilities held for sale	93,966	—
Total current liabilities	5,981,805	4,463,014
Long-term debt	10,883,721	11,414,809
Deferred income taxes	2,626,096	2,793,427
Noncurrent liabilities held for sale	4,670	—
Other noncurrent liabilities	703,005	739,046
Total liabilities	20,199,297	19,410,296
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at June 30, 2022 and December 31, 2021; 277,032,813 issued and outstanding at June 30, 2022 and 284,750,452 issued and outstanding at December 31, 2021	—	—
Paid-in capital	21,800,574	22,880,261
Retained earnings	2,326,259	2,982,122
Accumulated other comprehensive loss	(371,178)	(234,182)
Total Global Payments shareholders’ equity	23,755,655	25,628,201
Noncontrolling interests	220,872	241,216
Total equity	23,976,527	25,869,417
Total liabilities and equity	$44,175,824	$45,279,713

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	June 30, 2022	June 30, 2021

Cash flows from operating activities:
Net (loss) income	$(415,415)	$465,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	199,875	193,574
Amortization of acquired intangibles	656,373	654,042
Amortization of capitalized contract costs	53,113	43,975
Share-based compensation expense	85,414	80,490
Provision for operating losses and credit losses	57,929	50,802
Noncash lease expense	43,036	54,533
Deferred income taxes	(180,001)	(91,177)
Equity in income of equity method investments, net of tax	(31,294)	(62,897)
Distribution received on investments	8,212	20,305
Impairment of goodwill	833,075	—
Loss on business dispositions	152,211	—
Other, net	9,361	(6,340)
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(80,580)	(91,580)
Settlement processing assets and obligations, net	69,595	25,312
Prepaid expenses and other assets	(191,652)	(151,353)
Accounts payable and other liabilities	(71,119)	(75,268)
Net cash provided by operating activities	1,198,133	1,109,641
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash acquired	(9,931)	(943,108)
Capital expenditures	(324,027)	(219,579)
Effect on cash from sale of business	(29,755)	—
Other, net	16	742
Net cash used in investing activities	(363,697)	(1,161,945)
Cash flows from financing activities:
Net borrowings from settlement lines of credit	4,139	134,245
Proceeds from long-term debt	2,954,156	2,820,988
Repayments of long-term debt	(2,276,488)	(1,830,258)
Payments of debt issuance costs	(1,706)	(8,569)
Repurchases of common stock	(1,249,994)	(1,072,934)
Proceeds from stock issued under share-based compensation plans	23,619	29,304
Common stock repurchased - share-based compensation plans	(26,972)	(49,664)
Distributions to noncontrolling interests	(14,363)	—
Payment of contingent consideration in business combination	(15,726)	—
Dividends paid	(139,315)	(114,875)
Net cash used in financing activities	(742,650)	(91,763)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(114,968)	(5,980)
Decrease in cash, cash equivalents and restricted cash	(23,182)	(150,047)
Cash, cash equivalents and restricted cash, beginning of the period	2,123,023	2,089,771
Cash, cash equivalents and restricted cash, end of the period	$2,099,841	$1,939,724

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended June 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,280,906	$(222,456)	$—	$—	$2,058,450

Operating income (loss)	$(529,858)	$1,776	$1,430,434	$—	$902,352

Net income (loss) attributable to Global Payments	$(672,999)	$1,776	$1,432,057	$(103,058)	$657,776

Diluted earnings (loss) per share attributable to Global Payments	$(2.42)				$2.36

Diluted weighted average shares outstanding (4)	278,181				278,523

	Three Months Ended June 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,137,437	$(196,900)	$—	$—	$1,940,537

Operating income	$362,558	$1,278	$446,351	$—	$810,187

Net income attributable to Global Payments	$263,590	$1,278	$421,774	$(83,637)	$603,004

Diluted earnings per share attributable to Global Payments	$0.89				$2.04

Diluted weighted average shares outstanding	296,139				296,139

----------------------------------------------------------------------------------

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2022 and June 30, 2021, net revenue adjustments included $1.8 million and $1.3 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended June 30, 2022, earnings adjustments to operating income included $327.8 million in cost of services (COS) and $117.3 million in selling, general and administrative expenses (SG&A). Adjustments to COS represent amortization of acquired intangibles of $327.4 million and other items of $0.4 million. Adjustments to SG&A included share-based compensation expense of $47.0 million, acquisition and integration expenses of $61.8 million and other items of $8.5 million.

For the three months ended June 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge in connection with the strategic review of the Business and Consumer Solutions segment and pending sale of the consumer business and the $152.2 million loss on business dispositions.

For the three months ended June 30, 2021, earnings adjustments to operating income included $324.7 million in COS and $121.6 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $324.7 million. Adjustments to SG&A included share-based compensation expense of $43.3 million and acquisition and integration expenses of $78.3 million. Net income attributable to Global Payments also reflects the removal of $23.8 million of equity method investment earnings from our interest in a private equity investment fund.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

(4)Includes 341,681 dilutive shares for non-GAAP. All awards are antidilutive for GAAP due to reporting a net loss.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended June 30, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$4,437,160	$(426,055)	$—	$—	$4,011,105

Operating income (loss)	$(153,911)	$5,388	$1,853,346	$—	$1,704,823

Net income (loss) attributable to Global Payments	$(428,266)	$5,388	$1,855,635	$(190,141)	$1,242,616

Diluted earnings (loss) per share attributable to Global Payments	$(1.53)				$4.43

Diluted weighted average shares outstanding (4)	280,130				280,534

	Six Months Ended June 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$4,127,444	$(374,690)	$—	$—	$3,752,755

Operating income	$637,817	$3,027	$904,459	$—	$1,545,303

Net income attributable to Global Payments	$460,271	$3,027	$872,710	$(191,639)	$1,144,368

Diluted earnings per share attributable to Global Payments	$1.55				$3.85

Diluted weighted average shares outstanding	296,901				296,901
----------------------------------------------------------------------------------

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the six months ended June 30, 2022 and June 30, 2021, net revenue adjustments included $5.4 million and $3.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the six months ended June 30, 2022, earnings adjustments to operating income included $657.0 million in COS and $211.0 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $656.4 million and other items of $0.6 million. Adjustments to SG&A included share-based compensation expense of $85.4 million, acquisition and integration expenses of $112.9 million and other items of $12.7 million.

For the six months ended June 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge in connection with the strategic review of the Business and Consumer Solutions segment and pending sale of the consumer business and the $152.2 million loss on business dispositions.

For the six months ended June 30, 2021, earnings adjustments to operating income included $653.9 million in COS and $250.5 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $653.9 million. Adjustments to SG&A included share-based compensation expense of $80.5 million and acquisition and integration expenses of $170.0 million. Net income attributable to Global Payments also reflects the removal of $30.1 million of equity method investment earnings from our interest in a private equity investment fund.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

(4)Includes 404,349 dilutive shares for non-GAAP. All awards are antidilutive for GAAP due to reporting a net loss.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended June 30, 2022
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,581,716	$(147,783)	$—	$1,433,933	$—	$1,433,933
Issuer Solutions	534,471	(75,398)	—	459,073	26,003	485,076
Business and Consumer Solutions	187,632	—	—	187,632	(187,632)	—
Intersegment Eliminations	(22,913)	725	—	(22,188)	10,550	(11,638)
	$2,280,906	$(222,456)	$—	$2,058,450	$(151,079)	$1,907,371

Operating income (loss):
Merchant Solutions	$535,359	$139	$184,281	$719,779	$—	$719,779
Issuer Solutions	67,715	1,636	130,451	199,803	11,663	211,466
Business and Consumer Solutions	31,726	—	17,363	49,089	(49,089)	—
Corporate	(179,372)	—	113,053	(66,319)	—	(66,319)
Impairment of goodwill	(833,075)	—	833,075	—	—	—
Loss on business dispositions	(152,211)	—	152,211	—	—	—
	$(529,858)	$1,776	$1,430,434	$902,352	$(37,426)	$864,926

	Three Months Ended June 30, 2021
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,426,755	$(138,046)	$—	$1,288,709	$—	$1,288,709
Issuer Solutions	505,932	(59,525)	—	446,407	22,715	469,122
Business and Consumer Solutions	227,355	—	—	227,356	(227,356)	—
Intersegment Eliminations	(22,605)	671	—	(21,934)	13,329	(8,605)
	$2,137,437	$(196,900)	$—	$1,940,537	$(191,311)	$1,749,226

Operating income:
Merchant Solutions	$437,293	$133	$187,230	$624,656	$—	$624,656
Issuer Solutions	74,806	1,145	120,000	195,952	9,897	205,849
Business and Consumer Solutions	42,283	—	18,940	61,223	(61,223)	—
Corporate	(191,824)	—	120,180	(71,644)	—	(71,644)
	$362,558	$1,278	$446,351	$810,187	$(51,326)	$758,861
------------------------------------------------------------------------------------------

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended June 30, 2022 and June 30, 2021, net revenue adjustments included $1.8 million and $1.3 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended June 30, 2022, earnings adjustments to operating income included $327.8 million in COS and $117.3 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $327.4 million and other items of $0.4 million. Adjustments to SG&A included share-based compensation expense of $47.0 million, acquisition and integration expenses of $61.8 million and other items of $8.5 million.

For the three months ended June 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge in connection with the strategic review of the Business and Consumer Solutions segment and pending sale of the consumer business and the $152.2 million loss on business dispositions.

For the three months ended June 30, 2021, earnings adjustments to operating income included $324.7 million in COS and $121.6 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $324.7 million. Adjustments to SG&A included share-based compensation expense of $43.3 million and acquisition and integration expenses of $78.3 million.

(3)The supplemental non-GAAP information reflects the planned divestiture of the consumer portion of our Business and Consumer Solutions segment and the realignment of the retained business-to-business portion of the Business and Consumer Solutions segment to the Issuer Solutions segment that we anticipate will take place during the third quarter of 2022 to reflect how the business will be managed going forward.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended June 30, 2022
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$3,054,735	$(283,610)	$—	$2,771,125	$—	$2,771,126
Issuer Solutions	1,045,972	(144,355)	—	901,617	52,660	954,276
Business and Consumer Solutions	383,404	—	—	383,404	(383,404)	—
Intersegment Eliminations	(46,951)	1,910	—	(45,041)	21,541	(23,501)
	$4,437,160	$(426,055)	$—	$4,011,105	$(309,203)	$3,701,901

Operating income (loss):
Merchant Solutions	$979,889	$219	$371,787	$1,351,896	$—	$1,351,896
Issuer Solutions	125,816	5,169	257,551	388,535	24,682	413,218
Business and Consumer Solutions	65,385	—	34,826	100,211	(100,210)	—
Corporate	(339,715)	—	203,896	(135,819)	—	(135,819)
Impairment of goodwill	(833,075)	—	833,075	—	—	—
Loss on business dispositions	(152,211)	—	152,211	—	—	—
	$(153,911)	$5,388	$1,853,346	$1,704,823	$(75,528)	$1,629,295

	Six Months Ended June 30, 2021
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$2,694,627	$(256,098)	$—	$2,438,529	$—	$2,438,529
Issuer Solutions	1,006,183	(120,396)	—	885,786	45,935	931,722
Business and Consumer Solutions	470,941	—	—	470,941	(470,941)	—
Intersegment Eliminations	(44,307)	1,804	—	(42,502)	26,378	(16,123)
	$4,127,444	$(374,690)	$—	$3,752,755	$(398,627)	$3,354,128

Operating income:
Merchant Solutions	$777,283	$427	$379,088	$1,156,798	$—	$1,156,798
Issuer Solutions	143,262	2,600	239,878	385,740	19,594	405,334
Business and Consumer Solutions	104,205	—	37,881	142,086	(142,085)	—
Corporate	(386,933)	—	247,612	(139,320)	—	(139,321)
	$637,817	$3,027	$904,459	$1,545,303	$(122,491)	$1,422,811
----------------------------------------------------------------------------------

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the six months ended June 30, 2022 and June 30, 2021, net revenue adjustments included $5.4 million and $3.0 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the six months ended June 30, 2022, earnings adjustments to operating income included $657.0 million in COS and $211.0 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $656.4 million and other items of $0.6 million. Adjustments to SG&A included share-based compensation expense of $85.4 million, acquisition and integration expenses of $112.9 million and other items of $12.7 million.

For the six months ended June 30, 2022, earnings adjustments to operating income also included the $833.1 million noncash goodwill impairment charge in connection with the strategic review of the Business and Consumer Solutions segment and pending sale of the consumer business and the $152.2 million loss on business dispositions.

For the six months ended June 30, 2021, earnings adjustments to operating income included $653.9 million in COS and $250.5 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $653.9 million. Adjustments to SG&A included share-based compensation expense of $80.5 million and acquisition and integration expenses of $170.0 million.

(3)The supplemental non-GAAP information reflects the planned divestiture of the consumer portion of our Business and Consumer Solutions segment and the realignment of the retained business-to-business portion of the Business and Consumer Solutions segment to the Issuer Solutions segment that we anticipate will take place during the third quarter of 2022 to reflect how the business will be managed going forward.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2021	2022 Outlook	Growth
Revenues:
GAAP revenues	$8,524	$9,140 to $9,200	7% to 8%
Adjustments(1)	(786)	(840) (840)
FX Impact		180 190
Constant currency (CC) adjusted net revenue before dispositions	$7,738	$8,480 to $8,550	10% to 11%
Less: Sale of Merchant Russia business		(30) (30)
CC adjusted net revenue after sale of Merchant Russia		$8,450 to $8,520
Less: B&C Consumer business		(370) (370)
CC adjusted net revenue after sale of Merchant Russia and B&C Consumer		$8,080 to $8,150

Earnings Per Share:
GAAP diluted EPS	$3.29	$1.02 to $1.21	nm
Adjustments(2)	4.87	8.35 8.35
FX Impact		0.16 0.19
Constant currency adjusted EPS	$8.16	$9.53 to $9.75	17% to 20%

(1)Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)Adjustments to 2021 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.02, 2) acquisition related amortization expense of $3.39, 3) share-based compensation expense of $0.47, 4) acquisition and integration expense of $0.89, 5) facilities exit charges of $0.15, 6) other items of $(0.01), 7) equity method investment earnings from our interest in a private equity investment fund of $(0.16) and 8) discrete tax items of $0.12. Adjustments to 2021 GAAP diluted EPS included the effect on noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, income (loss), operating income (loss), operating margin and earnings (loss) per share EPS determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.

Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income (loss), net income (loss) and earnings (loss) per share determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies. Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition and integration expense, the effect of any goodwill impairment charges and gain or losses on business dispositions, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 8 or 9. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. Adjusted net revenue and adjusted EPS range on a constant currency basis excludes the estimated impact of foreign currency fluctuations and is calculated using average exchange rates during the comparable period in 2021. Constant currency adjusted EPS outlook for 2022 excludes the effect of any goodwill impairment charges and business dispositions. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

The supplemental non-GAAP information reflects the planned divestiture of the consumer portion of our Business and Consumer Solutions segment and the realignment of the retained business-to-business portion of the Business and Consumer Solutions segment to the Issuer Solutions segment that we anticipate will take place during the third quarter of 2022. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.